Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use in this Registration Statement Post-Effective (Amendment No. 2 to Form S-2, File No. 333-108432) and related prospectus for the registration of 687,904 shares of common stock filed by Nestor, Inc. of our report dated March 16, 2004, relating to the financial statements which appear in Nestor, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Post-Effective Registration Statement.




/s/ Carlin, Charron & Rosen, LLP
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Carlin, Charron & Rosen, LLP
Providence, Rhode Island

April 26, 2004